                                                                    EXHIBIT 23.9

                        CONSENT OF CONSULTING ACTUARIES

     The undersigned consents to the reference to our firm under the captions "The Merger -- Reasons for the Merger" and "The Merger -- Opinions of Financial Advisors; Provident" in the Joint Proxy Statement/ Prospectus dated November 26, 1996. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          TILLINGHAST -- TOWERS PERRIN

                                          By:     /s/  DOUGLAS A. FRENCH
                                            ------------------------------------
                                                     Douglas A. French
                                                     Consulting Actuary

New York, New York
November 27, 1996